                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
           THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

    Filed by Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               COMMUNITY CARE OF AMERICA, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125  per Exchange  Act Rules  0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed on  the table  below per  Exchange Act  Rules 14a-6(i)(4) and
     0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                        COMMUNITY CARE OF AMERICA, INC.
                           3050 NORTH HORSESHOE ROAD
                             NAPLES, FLORIDA 33942

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 31, 1996

                            ------------------------

    NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders (the "Meeting") of Community Care of America, Inc. (the "Company") will be held at La Playa Beach Resort, 9891 Gulf Shore Drive, Naples, Florida, on Friday, May 31, 1996, at 10:30 A.M., Eastern Daylight Savings Time, to consider and act upon the following matters:

    1. The election of two Class I directors to serve until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

    2. A proposal to amend the Company's 1995 Stock Option Plan for employees and consultants to increase the number of shares of the Company's Common Stock subject thereto;

    3. A proposal to amend the Company's 1995 Non-Employee Director Stock Option Plan to (i) increase the number of shares of the Company's Common Stock subject thereto, (ii) amend the provision which determines the number of shares of Common Stock subject to options to be granted initially and annually and (iii) grant certain options to present Outside Directors to provide each with the equivalent initial option grant that will be available to future Outside Directors if the amendments are approved by stockholders;

    4. A proposal to ratify the action of the Board of Directors in appointing KPMG Peat Marwick LLP as the Company's independent public accountants for the year ending December 31, 1996; and

    5. The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

    Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

    The close of business on April 19, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the offices of the Company, 3050 North Horseshoe Road, Naples, Florida.

                                          By Order of the Board of Directors,

                                          WILLIAM J. KRYSTOPOWICZ,
                                          SECRETARY

Naples, Florida
May 10, 1996

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EACH STOCKHOLDER IS URGED TO SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. AN ENVELOPE ADDRESSED TO THE COMPANY'S TRANSFER AGENT IS ENCLOSED FOR THAT PURPOSE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

                        COMMUNITY CARE OF AMERICA, INC.
                           3050 NORTH HORSESHOE ROAD
                             NAPLES, FLORIDA 33942

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31, 1996

                            ------------------------

    This Proxy Statement is furnished to the holders of Common Stock, par value $.025 per share ("Common Stock"), of Community Care of America, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company ("Proxy" or "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Friday, May 31, 1996, at 10:30 A.M., Eastern Daylight Savings Time, at La Playa Beach Resort, 9891 Gulf Shore Drive, Naples, Florida, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate mailing date of this Proxy Statement is May 10, 1996.

    The close of business on April 19, 1996 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the Record Date, there were 7,009,296 shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to come before the Meeting. A majority of the shares entitled to vote, present in person or by proxy, is required to constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Meeting in determining the presence of a quorum.

    Directors  are  elected by  a plurality  of  the votes  cast at  the Meeting
(Proposal 1). The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting will be required to (a) amend the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock subject thereto (Proposal 2), (b) amend the Company's 1995 Non-Employee Director Stock Option Plan to (i) increase the number of shares of Common Stock subject thereto and to amend the provision which determines the number of shares of Common Stock subject to options to be granted initially and annually to non-employee directors (Proposal 3), and (c) ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the Company's fiscal year ending December 31, 1996 (Proposal 4). Abstentions are considered as shares entitled to vote and, therefore, are effectively negative votes on each of Proposals 2, 3 and 4. Broker nonvotes with respect to any matter are not considered as shares entitled to vote and, therefore, will have no effect on the outcome of the vote on Proposals 2, 3 and 4. The Board of Directors has unanimously recommended a vote in favor of each nominee named in the Proxy and FOR Proposals 2, 3 and 4.

    Unless otherwise specified, all Proxies received will be voted for the election of all nominees named herein to serve as directors and in favor of each other proposal. A Proxy may be revoked at any time before its exercise by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the Meeting and electing to vote in person. Attendance at the Meeting will not in and of itself constitute revocation of a Proxy.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock, as of the Record Date (except as noted below), by (a) each person who is known to the Company to be a beneficial owner of more than 5% of the outstanding Common Stock, (b) each director and nominee to serve as director, (c) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation" below and (d) all directors and executive officers of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

                                                                                 AMOUNT AND NATURE OF
                                                                                      BENEFICIAL        PERCENT OF
BENEFICIAL OWNER                                                                    OWNERSHIP (1)       CLASS (2)
- - ------------------------------------------------------------------------------  ----------------------  ----------
Robert N. Elkins
 8889 Pelican Bay Boulevard
 Naples, Florida 33963........................................................       1,736,966(3)       24.8%
Equity-Linked Investors, L.P.
Desai Capital Management Incorporated
Rohit M. Desai
 540 Madison Avenue
 New York, New York 10022.....................................................         665,907(4)       9.5
Equity-Linked Investors-II
Desai Capital Management Incorporated
Rohit M. Desai
 540 Madison Avenue
 New York, New York 10022.....................................................         665,907(4)       9.5
Metropolitan Life Insurance Company
State Street Research and Management
 Company, Inc.
 One Madison Avenue
 New York New York 10010......................................................         569,400(5)       8.1
Kenneth W Creasman............................................................         131,273(6)(7)    1.9
William J. Krystopowicz.......................................................          56,587(6)(8)    *
John L. Silverman.............................................................          34,314(6)(9)    *
Gary W. Singleton.............................................................               0          --
Damon H. Ball.................................................................           1,978(4)(10)   *
Michael S. Blass..............................................................          26,227(6)(11)   *
Daniel G. Pine................................................................           1,978(4)(10)   *
All current directors and executive officers as a group (9 persons)...........       1,793,372(4)(12)   25.4

- - ------------------------
 (1) Shares subject to options are considered beneficially owned to the extent currently exercisable or exercisable within 60 days after the Record Date.

 (2) Asterisk indicates less than 1%. Shares subject to options are considered outstanding only for the purpose of computing the percentage of outstanding Common Stock which would be owned by the optionee if the options held by such person and currently exercisable or exercisable within 60 days after the Record Date were exercised, but (except for the calculation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

 (3) Includes (a) 846,235 shares owned individually by Dr. Elkins, (b) 287,602 shares (4.1%) owned by a partnership in which a limited partnership controlled by Dr. Elkins is a general partner and is afforded sole voting (subject to the Voting Agreement described below) and dispositive power, (c) 589,151 additional shares (8.4%) subject to the Voting Agreement described below as to which shares Dr. Elkins has sole voting power but no dispositive power, (d) 12,000 owned by his wife as to which Mr. Elkins disclaims beneficial ownership and (e) 1,978 shares subject to options.

 (4) Equity-Linked Investors, L.P. ("ELI-I") and Equity-Linked Investors-II ("ELI-II") are limited partnerships, the general partners of which are Rohit
    M. Desai Associates and Rohit M. Desai Associates-II, respectively. Mr. Rohit M. Desai is the managing general partner of Rohit M. Desai Associates and Rohit M. Desai Associates-II. Mr. Desai is also the sole stockholder, Chairman of the Board and President of Desai Capital Management Incorporated ("DCMI"), which acts as an investment advisor to ELI-I and ELI-II. Under the investment advisory agreements between DCMI and each of ELI-I and ELI-II, DCMI has the power to vote and dispose of these shares. Accordingly, each of DCMI and Mr. Desai may be deemed to be beneficial owners of all 1,331,814 shares owned in the aggregate directly by ELI-I and ELI-II. DCMI and Mr. Desai each disclaim beneficial ownership of such shares. Damon H. Ball is an officer of DCMI and, together with Daniel G. Pine, are nominees of ELI-I and ELI-II serving as directors of the Company.

 (5) Based on a Schedule 13G filed with the Securities and Exchange Commission and the Company, which provided information as at December 31, 1995. State Street Research and Management Company, Inc. is a subsidiary of Metropolitan Life Insurance Company, the latter of which has advised the Company that it disclaims beneficial ownership of these shares.

 (6) The shares owned by such person (except for an aggregate of 8,250 shares deemed beneficially owned by Creasman) are subject to the Voting Agreement described below and, accordingly, each such person has no voting power, but has sole dispositive power, with respect to such shares.

 (7) Gives effect to the Company's letter agreement with Mr. Creasman regarding the termination of his employment. See "Executive Compensation -- Termination Agreements," below. Includes (a) 2,750 shares each owned by his wife and two children and (b) 58,330 shares subject to options.

 (8) Includes 24,241 shares subject to options.

 (9) Includes 26,231 shares subject to options.

(10) Represents 1,978 shares subject to options.

(11) Includes 1,978 shares subject to options.

(12) Includes 58,384 shares subject to options.

VOTING AGREEMENT AND STOCKHOLDERS AGREEMENT

    Stockholders of the Company who, at April 15, 1996, owned an aggregate of 876,753 shares of Common Stock (including 287,602 shares owned by a partnership in which a limited partnership controlled by Dr. Elkins is a general partner and is afforded sole voting power) are parties to a Voting Agreement (the "Voting Agreement") with Dr. Elkins, in which such stockholders have agreed that, during the ten-year term of the Voting Agreement (which was effective January 26,
1996), at all meetings of stockholders and in all written consents of stockholders, they will vote all Common Stock owned by them in the same manner as Common Stock owned by Dr. Elkins (846,235 shares) is voted by him. Each such stockholder has also irrevocably appointed Dr. Elkins as proxy to represent and vote all shares of Common Stock of such stockholder at any meeting of stockholders of the Company and in all actions taken by written consent of stockholders. Common Stock owned by such stockholders will cease to be subject to the Voting Agreement following any sale thereof in an underwritten public offering pursuant to the Securities Act of 1933, as amended, or in a sale under Rule 144 promulgated under such Act. In addition, ELI-I and ELI-II have entered into a Stockholders' Agreement with Dr. Elkins and the Company (the "Stockholders' Agreement"), pursuant to which ELI-I and ELI-II are collectively entitled to designate two nominees to the Company's Board of Directors. Dr. Elkins has agreed, pursuant to the Stockholders' Agreement, to vote all shares over which he has voting control for the election of such nominees. ELI-I and ELI-II have designated Damon H. Ball and Daniel G. Pine as their director nominees pursuant to the Stockholders' Agreement. If the collective ownership of ELI-I and ELI-II falls below 665,907 shares, they will be entitled to one board nominee so long as they own any shares of Common Stock.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, with such classes to be as nearly equal in number as the then total number of directors constituting the entire Board permits. The Company's Board of Directors presently consists of six members with two members in each class. Each class is elected for a term of three years. The term of office of the current Class I, II and III directors is scheduled to expire at the 1996, 1997 and 1998 annual meetings of stockholders, respectively. At each annual meeting, directors are elected to succeed those in the class whose term expires at that annual meeting, such newly elected directors to hold office until the third succeeding annual meeting and the election and qualification of their respective successors.

    At the Meeting, stockholders will elect two Class I directors to serve until the 1999 annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received for the election of Gary W. Singleton and Michael S. Blass (the "nominees") to serve as Class I directors upon their nomination at the Meeting. Dr. Singleton was elected as a director by the Board on April 19, 1996. Mr. Blass and each other incumbent director was elected by stockholders prior to the time the Company became a publicly-held Company in August 1995. Each of the nominees has advised the Company of his willingness to serve as a director of the Company. In case any nominee should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the Board of Directors.

    The following is a description of the nominees and of each other member of the Board of Directors:

INFORMATION ABOUT NOMINEES

    CLASS I DIRECTORS

    Gary W. Singleton, Ph.D., 51, was appointed President, Chief Executive Officer and director of the Company on April 19, 1996. Prior to joining the Company, Dr. Singleton served as Senior Vice President, Strategic Planning and Development, of Integrated Health Services, Inc., a leading provider of subacute healthcare services ("IHS"), from July 1989. Prior to joining IHS, Dr. Singleton was Executive Vice President and Chief Operating Officer of Rehabilitative Institutional Services, a 175-bed specialty hospital in Detroit, Michigan. Dr. Singleton received his B.S. and a M.A. in Business and Labor Relations from the University of Illinois and a Ph.D. in Clinical Psychology from Wayne State University.

    Michael S. Blass, 40, has served as a director of the Company since July 1995. Mr. Blass has been a partner in the law firm of Blass & Driggs for more than the past five years. Mr. Blass received a B.A. degree from Georgetown University and a J.D. degree from Fordham University.

INFORMATION ABOUT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE MEETING

    CLASS II DIRECTORS

    John L. Silverman, 54, has, since July 1995, been President and Chief Executive Officer of Asia Care, Inc., a company seeking investments in Asia for its parent, IHS. From 1985 until he joined Asia

Care, Inc., Mr. Silverman was President and Chief Executive Officer of Venturecorp, Inc., a venture capital and investment management company. He has also served as Chief Financial Officer since October 1990, and President from October 1990 to April 1993, of the Chi Systems Inc., a healthcare consulting company. Mr. Silverman has served as the Chairman of the Board of the Company since December 1993. Mr. Silverman is a director of IHS and several private companies.

    Damon H. Ball, 38, has served as a director of the Company since December 1994. Mr. Ball has been a Senior Vice President of DCMI since December 1993 and, for more than five years prior thereto, served as a Vice President of DCMI. DCMI is a specialized equity investment management firm which manages the assets of various institutional clients, including ELI-I and ELI-II and a public mutual fund. He serves as Chairman and Chief Executive Officer of Northstar Television Group, Inc., an operator of a television station, and is on the Board of Directors of Finlay Enterprises Inc., Garden Botanika, Inc. and several privately-held portfolio companies. Mr. Ball received a B.A. from the University of Pennsylvania and an M.B.A. from Harvard Business School.

    CLASS III DIRECTORS

    Robert N. Elkins, M.D., 52, founder of the Company, has served as a director of the Company since December 1992. Dr. Elkins is currently Chairman of the Board and Chief Executive Officer of IHS, positions he has held since March 1986. From 1980 until co-founding IHS in 1986, Dr. Elkins was a co-founder and Vice President of Continental Care Centers, Inc., an owner and operator of long-term healthcare facilities. From 1976 through 1980, Dr. Elkins was a practicing physician. Dr. Elkins is a graduate of the University of Pennsylvania, received his M.D. degree from the Upstate Medical Center, State University of New York, and completed his residency at Harvard University Medical Center. Dr. Elkins is also a director of Capstone Capital Corporation and Davstar Industries, Inc.

    Daniel G. Pine, 44, has served as a director of the Company since December 1993. Mr. Pine has been a Senior Vice President of Alliance Capital Management, L.P., a leading international investment advisor, since May 1995. Mr. Pine served as Vice President from August 1990 until December 1994, and Senior Vice President from January 1995 until May 1995, of DCMI. Mr. Pine received a B.A. from the University of Pennsylvania, where he also did graduate work, and is a Chartered Financial Analyst.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors is responsible for the management of the Company. During the year ended December 31, 1995, the Board of Directors held seven meetings. Each incumbent director attended at least 75% of all meetings of the Board and committees on which the person served which were held during the year.

    The Company has an Executive Committee, Audit Committee and Compensation and Options Committee.

    The Executive Committee, which currently consists of Dr. Elkins, Mr. Pine and Dr. Singleton, is charged with the review and oversight of the management of the Company and monitoring its corporate activities. The Executive Committee held no meetings during 1995.

    The Audit Committee, which currently consists of Messrs. Silverman, Blass and Ball, has authority with respect to the financial audit and reporting functions of the Company, including the review of internal accounting procedures and the review and oversight of the Company's independent accountants. The Audit Committee met on one occasion during 1995.

    The Compensation and Options Committee, which consists of Messrs. Pine and Silverman and Dr. Elkins, has power and authority with respect to all matters pertaining to compensation payable by the Company and the administration of employee benefits, deferred compensation and the stock option plans of the Company. The Compensation Committee held no formal meetings, but acted by written consent on two occasions following informal discussions, during 1995.

COMPENSATION OF DIRECTORS

    Directors of the Company receive no cash compensation for services rendered as directors. The Company's 1995 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") provides for the automatic grant of options to purchase shares of Common Stock to the following persons: (i) each person who was a non-employee director on April 1, 1995, (ii) each person who becomes a non-employee director subsequent to April 1, 1995 and (iii) each non-employee director in office immediately following the conclusion of each annual meeting of stockholders at which directors are elected. On May 7, 1996, the Board of Directors amended the Non-Employee Directors Plan, subject to stockholder approval of the amendment (see "Proposal 3. Proposed Amendments to the Company's 1995 Non-Employee Director Stock Option Plan") to, among other things, change the number of shares of Common Stock subject to initial and annual automatic grants to Non-Employee Directors from the number of shares obtained by dividing $30,000 by the fair market value of a share of Common Stock on the date the option is granted to 10,000 shares in the case of initial grants and 5,000 shares in the case of annual grants. Options granted under this plan have a ten-year term and are exercisable in three equal semi-annual installments, on a cumulative basis, commencing six months following the date of grant, subject to early termination in certain instances, at an exercise price equal to the fair market value of the Common Stock on the date of grant.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1994 and 1995 of those persons who were at any time during the year ended December 31, 1995 (i) the chief executive officer of the Company or (ii) an executive officer whose compensation exceeded $100,000 (the "Named Officers"):

                                                                                        LONG-TERM COMPENSATION
                                                                                                AWARDS
                                                   ANNUAL COMPENSATION                --------------------------
                                      ----------------------------------------------   RESTRICTED    SECURITIES
NAME AND PRINCIPAL                                                   OTHER ANNUAL         STOCK      UNDERLYING     ALL OTHER
POSITION (1)                 YEAR     SALARY ($)     BONUS ($)     COMPENSATION ($)    AWARDS ($)    OPTIONS (#)  COMPENSATION
- - -------------------------  ---------  -----------  --------------  -----------------  -------------  -----------  -------------
Kenneth W. Creasman             1995  $   282,426  $    24,063       $    9,000(2)            --         --        $   5,660(3)
 Former President and           1994      263,916      210,000(4)        58,250(2)    $  100,171(5)      86,487        --
 Chief Executive Officer
William T. Filippone            1995      140,382       15,313            6,750(6)            --         --           53,596(7)
 Former Executive Vice          1994      175,000       35,000           95,000(6)            --         --            --
 President and Chief
 Operating Officer
William J. Krystopowicz         1995      138,917       65,938            9,000(8)            --         --            --
 Executive Vice President       1994      125,000           --           34,000(8)            --         --            --
 and Director of Mergers
 and Acquisitions
David H. Fater                  1995       95,630       20,000           34,500(9)            --         25,316        --
 Executive Vice President
 and Chief Financial
 Officer

- - ------------------------
(1) Messrs. Creasman and Filippone left the employ of the Company effective April 19, 1996 and September 15, 1995, respectively. See "Termination Agreements," below. In April 1996 and October 1995, the Company hired, and entered into Employment Agreements with, Gary W. Singleton and Deborah A. Lau to replace Messrs. Creasman and Filippone, respectively. David H. Fater joined the Company in June 1995. See "Employment Agreements," below.

(2) Includes (i) in 1995, an automobile usage allowance ($9,000) and (ii) in 1994, an automobile usage allowance ($8,250) and moving expense reimbursement payments ($50,000) in connection with Mr. Creasman's relocation upon joining the Company.

(3) Represents premium paid on life insurance purchased pursuant to the terms of Mr. Creasman's Employment Agreement, as to which Mr. Creasman designated the beneficiary.

(4) Consists of bonuses paid to Mr. Creasman as an inducement to enter into an Employment Agreement and join the Company. These bonuses were charged to start-up expense in 1993.

(5) Represents the difference between the fair market value of the Company's Common Stock on the date Mr. Creasman paid for the 64,693 shares of Common Stock purchased by him and the consideration paid by him for such shares. Under federal income tax rules, these shares may be deemed to be restricted stock awards. In 1995, Mr. Creasman's Employment Agreement was amended in a manner so that the shares were no longer considered restricted stock under those rules. The difference between the fair market value of such shares on the date of the amendment and the amount paid by Mr. Creasman for such shares was approximately $354,000, which amount is taxable to Mr. Creasman. The Company has loaned Mr. Creasman $141,600 to pay the estimated income taxes. See "Certain Relationships and Related Transactions," below.

(6) Includes (i) in 1995, an automobile usage allowance ($6,750) and (ii) in 1994, an automobile usage allowance ($9,000), moving expense reimbursement payments ($25,000), a temporary housing allowance ($15,000) and reimbursement for the loss sustained on the sale of Mr. Filippone's former residence ($46,000) in connection with his relocation upon joining the Company.

(7) Represents consulting fees after the termination of Mr. Filippone's employment with the Company. See "Termination Agreements," below.

(8) Includes (i) in 1995, an automobile usage allowance ($9,000) and (ii) in 1994, an automobile usage allowance ($9,000) and moving expense reimbursement payments ($25,000) in connection with Mr. Krystopowicz's relocation upon joining the Company.

(9)  Includes  an  automobile  usage  allowance  ($4,500)  and  moving   expense
    reimbursement payments ($30,000) in connection with Mr. Fater's relocation upon joining the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table contains certain information concerning options granted by the Company during the year ended December 31, 1995 to David H. Fater, the only Named Officer who was granted options during 1995. No stock appreciation rights ("SARs") have been granted by the Company.

                                                     INDIVIDUAL OPTIONS                    POTENTIAL REALIZABLE
                                     --------------------------------------------------  VALUE AT ASSUMED ANNUAL
                                      NUMBER OF    PERCENT OF                              RATES OF STOCK PRICE
                                       SHARES     TOTAL OPTIONS                          APPRECIATION FOR OPTION
                                     UNDERLYING    GRANTED TO    EXERCISE                        TERM (1)
                                       OPTIONS    EMPLOYEES IN   PRICE PER  EXPIRATION   ------------------------
NAME                                   GRANTED     FISCAL YEAR     SHARE       DATE          5%           10%
- - -----------------------------------  -----------  -------------  ---------  -----------  -----------  -----------
David H. Fater.....................     25,316(2)       11.0%    $   10.11    6/25/2005  $   161,000  $   407,900

- - ------------------------
(1) These are hypothetical values using assumed compound growth rates prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market price of the Common Stock.

(2) Exercisable as to one-third of such shares annually, on a cumulative basis, commencing on June 26, 1996, one year after the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

    No options or SARs were exercised by any of the Named Officers during 1995. The following table sets forth certain information concerning the number of shares of Common Stock and the value at December 31, 1995 of shares of Common Stock subject to unexercised options held by the Named Officers. No SARs are held by any of the Named Officers.

                                                               NUMBER OF SHARES
                                                            UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-
                                                               OPTIONS AT FISCAL          THE-MONEY OPTIONS AT
                                                                   YEAR-END                 FISCAL YEAR-END
NAME                                                       (EXERCISABLE/UNEXERCISABLE) (EXERCISABLE/UNEXERCISABLE) (1)
- - ---------------------------------------------------------  -------------------------  ----------------------------
Kenneth W. Creasman (2)..................................          15,084/71,403         $     65,077/308,053
William T. Filippone (3).................................           9,090/ 9,090               61,694/ 61,694
William J. Krystopowicz..................................          24,240/28,687              164,517/194,698
David H. Fater...........................................               0/25,316                    0/  9,873

- - ------------------------
(1) Represents the closing price of the underlying Common Stock at year-end minus the option exercise price multiplied by the applicable number of shares subject to the option. See "Employment Agreement" and "Termination Agreements," below.

(2) In connection with the termination of Mr. Creasman's Employment Agreement in April 1996, the Company and Mr. Creasman agreed that, of the options held by Mr. Creasman, options to purchase 58,330 shares of Common Stock would be fully vested and be exercisable for a period of 180 days, and the options to purchase the remaining 28,157 shares of Common Stock would be terminated. See "Termination Agreements," below.

(3) Reflects the effects of the employment termination agreement between the Company and Mr. Filippone on the stock options held by Mr. Filippone. See "Termination Agreements," below.

EMPLOYMENT AGREEMENTS

    The Company is a party to Employment Agreements (the "Employment Agreements") with each of Gary W. Singleton to serve as President and Chief Executive Officer; Deborah A. Lau to serve as Executive Vice President and Chief Operating Officer; William J. Krystopowicz to serve as Chief Executive Officer; and David H. Fater to serve as Executive Vice President and Chief Financial Officer.

    The Company's Employment Agreement with Dr. Singleton provides for a term of three years commencing April 19, 1996 at a base salary of $300,000 per annum, to be increased annually by a percentage equal to the percentage increase in the Consumer Price Index and such additional amounts as may be determined at the discretion of the Board of Directors. In addition, Dr. Singleton is to receive an initial bonus of $70,000 and $6,110 to reimburse him for vacation pay forfeited by reason of leaving his prior employment, and may also receive annual bonuses at the discretion of the Board of Directors (not to exceed his base salary for any calendar year) and an additional amount, up to $300,000, in the event of a merger, consolidation or sale of substantially all of the capital stock of the Company. The Company has also granted an option to Dr. Singleton, subject to approval of such amendment by the Company's stockholders increasing the number of shares of Common Stock underlying the Company's 1995 Stock Option Plan (the "1995 Option Plan"), to purchase 100,000 shares of Common Stock at an exercise price equal to $9.50 per share, which option is for a term of ten years and vests in three equal annual installments. Dr. Singleton's Employment
Agreement provides that the Company may terminate his employment for, among other reasons, cause (as defined) or without cause by continuing to pay Dr. Singleton his then current base salary for a period of 18 months and 24 months, respectively, provided that during such period Dr. Singleton will continue to be bound by the non-competition restrictions contained in his Employment Agreement. If terminated without cause, all stock options held by Dr. Singleton will become fully vested.

    The Company's Employment Agreement with Ms. Lau provides for a term of three years commencing October 2, 1995, with automatic one-year extensions on each anniversary thereof unless either party elects not to so extend by giving written notice at least 90 days prior to such anniversary date. Ms. Lau's current base salary is $230,738 per annum, subject to increase annually by a percentage equal to the percentage increase in the Consumer Price Index and such additional amounts as may be determined at the discretion of the Company's Chief Executive Officer. In addition, upon joining the Company, Ms. Lau received a bonus of $30,000 and may also receive annual bonuses at the discretion of the Company's Chief Executive Officer (subject to a maximum amount equal to 35% of base salary per annum and a minimum of $56,250 for the year ending December 31, 1996). At the time Ms. Lau joined the Company, the Company granted Ms. Lau options to purchase an aggregate of 60,000 shares of Common Stock under the 1995 Option Plan at an exercise price of $13.50 per share for a term of ten years, with options covering 40,000 shares vesting in three annual installments commencing on the first anniversary of the date of grant and the options covering the remaining 20,000 shares vesting over a seven-year period, provided that if the Company achieves its earnings per share projections for the year ending December 31, 1996, as set forth in its 1996 business plan, such options will vest over a three-year period beginning on January 1, 1997. Ms. Lau's Employment Agreement provides that the Company may terminate her employment for, among other reasons, cause (as defined) by continuing to pay Ms. Lau her then current base salary for a period of 18 months provided that if, at the time, less than 18 months remains on the term of her Employment Agreement, such base salary shall continue for the longer of the remaining term of her Employment Agreement or 12 months.

    The Company's Employment Agreement with Mr. Krystopowicz provides for a term extending through December 31, 1998, with automatic one-year extensions on each January 1 (so that the term is then three years) unless either party elects not to so extend by giving written notice at least 120 days prior to such anniversary date. The current base salary under Mr. Krystopowicz's Employment Agreement is $180,000, subject to increase annually by a percentage equal to the percentage increase in the Consumer Price Index and such additional amounts as may be determined at the discretion of the Board of Directors. In addition, Mr. Krystopowicz may also receive annual bonuses at the discretion of the Company's Board of Directors. In connection with his joining the Company, on July 10, 1993, the Company granted Mr. Krystopowicz options to purchase 36,362 and 16,565 shares of Common Stock under the Company's 1993 Stock Option Plan (the "1993 Option Plan") and 1993 Senior Executive Stock Option Plan (the "Senior Executive Option Plan"), respectively, at exercise prices of $3.71 per share, for a term of ten years, with the options granted under the 1993 Option Plan vesting in three annual installments commencing on July 10, 1994 and the options granted under the Senior Executive Option Plan vesting on the seventh anniversary of the date of grant so long as Mr. Krystopowicz is employed by the Company as of such date, subject to possible acceleration of vesting in certain instances. Mr. Krystopowicz's Employment Agreement provides that the Company may terminate his employment for, among other things, cause (as defined) by continuing to pay Mr. Krystopowicz his then current base salary for a period of 18 months. Either party shall have the right, at any time upon 180 days' notice, to terminate the Employment Agreement without cause. In the event of such termination, the Company is to continue to pay Mr. Krystopowicz his then current base salary for the remaining scheduled term of his Employment Agreement. In addition, in the event that either party voluntarily terminates the Employment Agreement, the Company may elect to continue the non-competition restrictions contained therein for a period of up to 18 months by paying to Mr. Krystopowicz an amount equal to 100% of his then current base salary for each month the non-competition restrictions are to be in effect.

    The Company's Employment Agreement with David H. Fater provides for a two-year term commencing as of June 26, 1995, subject to earlier termination for cause (as defined). Mr. Fater's Employment Agreement provides for an annual base salary of $180,000, subject to increase after the first year of employment by a percentage equal to the percentage increase in the Consumer Price Index during the first year of his employment and by such additional amount as may be determined at the discretion of the Company's Chief Executive Officer. At the time Mr. Fater joined the Company, Mr. Fater was granted an option under the 1995 Option Plan to purchase 25,316 shares of Common Stock at an exercise price of $10.11 per share for a term of ten years. This option vests on each of the first three anniversaries of the date of grant.

    In the event of a "change of control" of the Company (as defined), Dr. Singleton, Ms. Lau and Mr. Krystopowicz each have the right, upon giving 30 days' notice to the Company within 180 days following such event (or, if terminated by the Company during such 180 day period), to terminate his or her employment in which event the executive shall be entitled to receive his or her then base salary for a period of 36 months following the date of such termination (subject to the limits imposed by Section 280G of the Internal Revenue Code of 1986, as amended) and all stock options then held by the executive shall become fully vested. A "change of control" of the Company is deemed to occur under the Employment Agreements, in general: (i) when a person, other than Robert N. Elkins or an institutional investor, becomes the "beneficial owner" of 20% or more of the Company's Common Stock, (ii) in the event of certain mergers or consolidations in which the Company is not the surviving entity, (iii) in the event of the sale, lease or transfer of substantially all of the Company's assets, (iv) stockholders approve a plan for the liquidation of the Company or (v) if Robert N. Elkins ceases to be a director of the Company.

    Whenever the executive is entitled to receive a continuation of salary following termination or nonrenewal of employment, he or she is also entitled to receive a continuation of the executive's automobile allowance and any hospital or major medical insurance during the period of salary continuation.

    Each executive is also entitled to participate in the Company's employee benefit plans. In addition, as consideration for joining the Company and relocating to the Company's offices in Florida, the Company has agreed to provide reimbursement for relocation expenses up to agreed upon amounts and, in certain instances, temporary housing allowances and indemnification against losses arising out of the sale of the executive's prior residence. Each of the Employment Agreements contains covenants by the employee to, among other things, maintain the confidentiality of trade secrets of the Company, as well as covenants not to solicit employees or customers of the Company and, during specified periods, not to be employed or have certain other relationships with entities which are directly in the business of owning, operating or managing businesses which compete with certain aspects of the Company's business.

TERMINATION AGREEMENTS

    Effective April 19, 1996, Mr. Kenneth W. Creasman, who was then serving as President, Chief Executive Officer and a director of the Company, resigned. By letter agreement dated April 23, 1996 between the Company and Mr. Creasman, except for the provisions concerning confidentiality of trade secrets, non-solicitation of employees and customers and non-competition, Mr. Creasman's Employment Agreement, which extended through January 1, 1999 and under which Mr. Creasman's annual salary was then $289,626, was terminated. In lieu thereof, Mr. Creasman agreed to serve as a consultant to the Company by telephone regarding proposed and recently completed acquisitions by the Company for a period of 18 months at a monthly consulting fee of $24,136. The Company also agreed to continue Mr. Creasman's employee health benefit package at the Company's expense for a period of 18 months or until he secures other employment with comparable benefits, whichever is earlier. The letter agreement also provides that, notwithstanding the provisions of his option agreements, options to purchase 28,147 shares would become vested and would, together with options to purchase 30,183 shares which had already vested, remain exercisable for 180 days. The remaining options held by Mr. Creasman (to purchase 28,157 shares of Common Stock) were terminated. See also "Certain Relationships and Related Transactions," below.

    Effective September 15, 1995, Mr. William T. Filippone, who was then serving as Executive Vice President and Chief Operating Officer of the Company, resigned. By letter agreement dated September 26, 1995 between the Company and Mr. Filippone, except for the provisions concerning confidentiality of trade secrets, non-solicitation of employees and customers and non-competition, Mr. Filippone's Employment Agreement, which extended through January 1, 1998 and under which Mr. Filippone's annual salary was then $183,756, was terminated. In lieu thereof, Mr. Filippone agreed to serve as a consultant to the Company by telephone regarding its proposed and recently completed acquisitions for a period of 15 months at a monthly consulting fee of $15,313. The Company also agreed to continue Mr. Filippone's employee health benefit package at the Company's expense for a period of 18 months or until he secures other employment with comparable benefits, whichever is earlier. The letter agreement also provides that, notwithstanding the provisions of his option agreements, options to purchase 9,090 shares which had already vested remained exercisable until February 28, 1996 (these options were exercised on February 28, 1996), and options for an additional 9,090 shares will become vested on August 15, 1996 and be exercisable at any time for a period of six months thereafter. The remaining options held by Mr. Filippone (to purchase 25,656 shares of Common Stock) were terminated. See also "Certain Relationships and Related Transactions," below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the year ended December 31, 1995, the Company paid Symphony Health Care Consulting, Inc. ("SHCC"), a subsidiary of IHS, approximately $453,000 for services rendered to the Company for consulting, training and cost reporting services with respect to the Company's third party Medicare reimbursement operations. SHCC provides similar services to a number of unrelated companies at similar rates. Also, the Company paid IHS approximately $186,000 in 1995 to reimburse IHS for expenses incurred on behalf of the Company in connection with due diligence services in connection with certain acquisitions. The Company believes that the terms on which these services have been and are being provided are as favorable to the Company as could have been obtained from unaffiliated third parties. Robert N. Elkins and John L. Silverman are directors of IHS. Dr. Elkins is also the Chief Executive Officer and a principal stockholder of IHS.

    As part of the financing for the Company's acquisition of MeritWest, Inc. in December 1993, the Company sold an aggregate of 81,670 shares of Series A Preferred Stock and Warrants to purchase an aggregate of 1,331,814 shares of Common Stock to ELI-I and ELI-II, investment partnerships for which DCMI serves as investment advisor, for an aggregate purchase price of $8.2 million. Concurrently with the completion of the Company's initial public offering on August 15, 1995, the Warrants were exercised in accordance with their terms by ELI-I and ELI-II through the application of 263 shares of Preferred Stock, having a redemption value of $26,300, to the full payment of the exercise price of the Warrants, and the remaining shares of Series A Preferred Stock were redeemed at their redemption value, together with accrued dividends, of $8.2 million. Dividends of $408,000 were paid to ELI-I and ELI-II with respect to the Series A Preferred Stock during 1995 until redeemed on August 15, 1995. ELI-I, ELI-II and DCMI may each be deemed the beneficial owner of 19.0% of the Common Stock. Damon Ball and Daniel G. Pine, directors of the Company, are officers of DCMI.

    On July 24, 1995, the Company borrowed an aggregate of $1.0 million from ELI-I, ELI-II, Dr. Elkins and another individual. These borrowings were repaid with interest at a rate of 10.34% per annum plus an amount equal to 2% of the principal amount borrowed on August 15, 1995 from the proceeds of the Company's initial public offering.

REPORT OF THE COMPENSATION AND OPTIONS COMMITTEE

    The following report is submitted by the Compensation and Options Committee of the Board of Directors which has power and authority with respect to all matters pertaining to compensation payable by the Company and the administration of the Company's employee benefit plans, including the Company's stock option plans.

    GENERAL. To date, the principal components of executive compensation have been salary, bonuses and stock options. The Company has also provided reimbursements and allowances in connection with an executive's activities on behalf of the Company and as inducement to his or her relocation to the Company's headquarters in Naples, Florida upon joining the Company. The Compensation Committee views salaries as a means of providing a basic level of compensation sufficient to attract and retain qualified executives. Bonuses are used to reward the executive's personal performance and contribution to the Company's recent overall performance and are discretionary, except that in two instances executive officers have been guaranteed minimum bonuses for the first year of employment as an inducement to join the Company. The Committee believes that stock options provide long-term incentive and align the executive's interests with those of stockholders through potential stock ownership and an increase in the value of the Company's Common Stock.

    EMPLOYMENT AGREEMENTS. The compensation of the executive officers named in the Cash Compensation Table on page 7 (the "Named Officers"), as well as Dr. Gary W. Singleton and Deborah A. Lau, the Company's new Chief Executive Officer and Chief Operating Officer, respectively, are determined under Employment Agreements entered into to induce the executive to join the Company and relocate to Naples, Florida, where the Company's executive offices are located. These agreements also contain provisions designed to provide the Company with post employment non-competition and confidentiality protection. Each Employment Agreement was separately negotiated and the basis and levels of compensation were determined through arms' length negotiations. The full Board, each of whose members are familiar with the healthcare industry's pay structure, approved each Employment Agreement.

    SALARIES. Each Employment Agreement provides for a specified initial base salary and, to protect the executive against inflation, annual increases equal to the change in the Consumer Price Index. In addition, each Employment Agreement empowers the Company to further increase the executive's compensation. In determining whether to exercise this power and in determining salaries of other executive officers, the Committee has in the past, and intends in the future, to examine such factors as the executive's level of responsibility, expertise and performance, as well as the Company's performance. In determining salary levels of executives who are not parties to employment agreements, the Committee also reviews existing economic (including cost of living) and competitive factors. The Committee's decisions have been made on a subjective basis without assigning weights to any particular factor.

    BONUSES. Each Employment Agreement to which the Company is presently a party permits, (except in the case of the negotiated Employment Agreement of Ms. Lau which provides for a minimum bonus for 1996), but does not require, annual bonuses (although in certain instances the Employment Agreement limits the amount of bonus). In determining whether to grant bonuses, the Committee intends to reward the executive for his or her personal performance and contribution to the Company's overall performance during the year for which the bonus is granted. Bonuses may be determined either on a subjective basis or objective basis by reference to specific predetermined performance targets.

    LONG-TERM INCENTIVE. To date the Company has utilized stock options to provide long-term incentive compensation. Options generally have been granted to executive officers at the time of, and as an incentive to, joining the Company. The Committee believes that stock options foster the incentive of employees in seeking long-term growth for the Company, as well as linking the interests of the employees with the overall interests of stockholders. Accordingly, the Committee and the Board are recommending that stockholders approve at the Meeting an increase in the number of shares subject to the Company's 1995 Stock Option Plan. In the case of the Named Officers, the number of options granted to each and the terms of each option were determined at the time of, and as an inducement to, their joining the Company and as part of consideration in entering into Employment Agreements. Determinations with respect to options that have been granted to other executives, and future options that may be granted to executive officers, including the Named Officers, will be made in light of their level of responsibility and compensation, their prior contribution to the Company's performance and the future goals and performance expected of them, without assigning specific weights to the factors. All options granted to date to executive officers have provided vesting over a period of not less than three years in order to ensure longer term incentive. In certain instances, options have provided for accelerated vesting if certain performance goals are met. Each of the Company's employee option plans are described in greater detail under "Proposal 2. Proposed Amendment to the Company's 1995 Stock Option Plan".

    CHIEF EXECUTIVE OFFICER SALARY. The salary of Kenneth W. Creasman, who served as the Company's Chief Executive Officer during 1995, was based on the terms of his Employment Agreement. The salary increase of Mr. Creasman for 1995 was based on, in addition to the increase in the Consumer Price Index during the first year of his employment, his added responsibilities in light of the Company's acquisitions and initial public offering. The bonus paid to Mr. Creasman was determined using the same performance factors as utilized for executive officers in general. Mr. Creasman was not granted stock options in 1995. The compensation of Gary W. Singleton, who replaced Mr. Creasman as the Company's Chief Executive Officer on April 19, 1996, is being determined based upon his Employment Agreement which was negotiated with the Company. That Employment Agreement is described under the caption "-- Employment Agreements", above.

    CERTAIN TAX LEGISLATION. Section 162(m) of the Internal Revenue Code of 1986 precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Certain "performance based compensation" is excluded from the deduction limitation. Each of the Company's stock option plans contains provisions which limit the number of options that may be granted to any one optionee in any one year. Such provisions are designed to enable any compensation resulting from the exercise of stock options granted by the Company to be eligible for the "performance based compensation" exclusion. Based on Internal Revenue Service proposed regulations and present compensation levels, the Committee believes that the limitations on compensation deductibility under Section 162(m) will have no material effect on the Company for the foreseeable future.

                                         Respectfully submitted,

                                         Robert N. Elkins
                                          Daniel G. Pine
                                          John L. Silverman

PERFORMANCE GRAPH

    The following graph compares the cumulative return on investment to holders of the Company's Common Stock with the Nasdaq Stock Market-U.S. Index and the
Nasdaq Health Services Index for the period from August 10, 1995, the date trading commenced in the Company's Common Stock. The comparison assumes $100 was invested at the initial public offering price for the Company's Common Stock and in each of the comparison groups at the beginning of trading on August 10, 1995, and assumes reinvestment of dividends (the Company has not paid dividends).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                COMMUNITY CARE   NASDAQ STOCK MARKET INDEX-U.S.  NASDAQ HEALTH SERVICES
Aug.10, 1995                100                             100                     100
Dec. 31, 1995               111                             106                     122

                                                   AUG. 10,         DEC. 31,
                                                     1995             1995
 Community Care of America, Inc.                         100              111
 Nasdaq Stock Market-U.S. Index                          100              106
 Nasdaq Health Services Index                            100              122

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the period from August 1993 through January 1994, Messrs. Creasman, Filippone and Krystopowicz purchased 64,693, 24,271 and 32,346 shares of Common Stock, respectively, at purchase prices of $4.64 per share. In connection with their purchases, the Company loaned Mr. Creasman $220,000 ($70,000 of which was repaid in February 1995 through the payment of a bonus to Mr. Creasman), Mr. Filippone $56,250 and Mr. Krystopowicz $75,000. Each outstanding loan is evidenced by a promissory note (the "Stock Purchase Notes") bearing interest at the rate of 8% per annum and payable on February 1, 1997. Under the terms of the arrangement pursuant to which Mr. Creasman's Employment Agreement was terminated, the Company has loaned Mr. Creasman $141,600 to pay estimated income taxes payable with respect to the shares purchased by him which may be deemed to have been restricted stock under federal income tax rules. Such loan is evidenced by a promissory note (the "Additional Note"), which bears interest at the rate of 9% per annum and is payable on May 8, 1999. The Company has also agreed, subject to obtaining approval of its senior secured lender, to repurchase 34,193 of Mr. Creasman's Common Stock in exchange for the cancellation of the remaining balance of his Stock Purchase Note, the Additional Note and $33,233 of accrued interest. Under the terms of the arrangement pursuant to which Mr. Filippone resigned as an officer of the Company and his Employment Agreement was terminated, the maturity of Mr. Filippone's Stock Purchase Note was changed from February 1, 1997 to September 1, 1996. Under the agreements pursuant to which the employment of Messrs. Creasman and Filippone were terminated, the right afforded the Company in their respective Employment Agreements to repurchase their shares in certain instances in the event of the termination of the executive's employment was cancelled. Under his Employment Agreement, if Mr. Krystopowicz terminates his employment prior to December 31, 1996, or if the Company terminates his employment for cause, the Company has the right to purchase one-third of his shares if such termination is during 1996 at a purchase price equal to the price paid for such shares plus 8% per annum thereon if such purchase arises from the termination of his employment by the Company for cause or at the fair market value of such shares in the case he voluntarily terminates his employment. The purchase price for such shares will be credited against Mr. Krystopowicz's Stock Purchase Note, and the remaining outstanding balance of the Stock Purchase Note will become then due and payable.

    The Company retained Blass & Driggs, of which law firm Michael S. Blass, a director of the Company, is a member, as counsel during 1995 and is retaining that law firm during 1996. Fees paid to Blass & Driggs during 1995 were $551,100.

    See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation" for information with respect to certain transactions between the Company and certain other directors of the Company, ELI-I and ELI-II.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to timely file initial statements of stock ownership and statements of changes of beneficial ownership with the Securities and Exchange Commission and furnish copies of those statements to the Company. Based solely on a review of the copies of the statements furnished to the Company to date, or written representations that no statements were required, the Company believes that all statements required to be filed by such persons with respect to the Company's fiscal year ended December 31, 1995 were timely filed, except that Deborah A. Lau was late in filing her Initial Statement of Beneficial Ownership of Securities on Form 3 following her election as Executive Vice President and Chief Operating Officer.

                                   PROPOSAL 2
                      PROPOSED AMENDMENT TO THE COMPANY'S
                             1995 STOCK OPTION PLAN

    On May 7, 1996, the Board of Directors unanimously adopted and recommended to stockholders for approval an amendment to the Company's 1995 Stock Option Plan (the "1995 Plan") to increase the number of shares that the Company may issue pursuant to the 1995 Plan from 235,000 to 500,000 shares of Common Stock. The Board of Directors believes that an increase in the number of shares as to which options may be granted to present and future employees and consultants is necessary in order to provide the incentives intended by the 1995 Plan as the Company grows both internally and through acquisitions.

    The following discussion is intended, in addition to providing information covering the proposed amendment to the 1995 Plan for consideration by stockholders, to provide information to stockholders regarding the 1995 Plan and the Company's 1993 Stock Option Plan (the "1993 Plan") and 1993 Senior Executive Stock Option Plan (the "Senior Executive Plan") in compliance with Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") since the 1993 Plan, Senior Executive Plan and 1995 Plan (collectively, the "Employee Plans") were approved by stockholders of the Company prior to both the Company's initial public offering and registration of the Common Stock under Section 12 of the Exchange Act.

PURPOSE OF THE EMPLOYEE PLANS

    The purpose of each of the Employee Plans is to foster the Company's ability to attract, retain and motivate present and future employees of (and, in addition, in the case of the 1993 Plan and 1995 Plan, consultants to) the Company who will be largely responsible for the continued profitability and long-term future growth of the Company and to enable the Company and its stockholders to secure the benefits of stock ownership by key personnel (with eligibility limited, in the case of the Senior Executive Plan, to senior executive officers) of the Company and its subsidiaries.

STOCK SUBJECT TO THE EMPLOYEE PLANS

    Presently, the Company may issue 235,000, 74,364 and, after giving effect to option exercises to date, 275,490 shares of Common Stock pursuant to the 1995 Plan, the Senior Executive Plan and the 1993 Plan, respectively. Stockholders are being asked at the Meeting to increase the number of shares of Common Stock which the Company may issue under the 1995 Plan to 500,000 shares. Such shares may be either authorized and unissued or held by the Company in its treasury. At April 30, 1996, options to purchase 13,768 shares of Common Stock had been exercised under the 1993 Plan and options to purchase 234,910, 37,177 and 269,857 shares of Common Stock were outstanding (leaving only 90, 37,187 and 5,633 shares available for future grants) under the 1995 Plan, the Senior Executive Plan and the 1993 Plan, respectively. New options may be granted under the Employee Plans with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

TYPE OF OPTIONS

    Each of the Employee Plans provides for the granting of either "incentive stock options" intended to qualify for the favorable tax treatment afforded under Section 422A of the Code ("ISOs") or non-qualified stock options ("NQSOs").

ADMINISTRATION

    The Employee Plans are to be administered by a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Company's Board of Directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Employee Plans are currently being administered by the Company's Compensation and Options Committee. To the extent required by the applicable provisions of Rule 16b-3, no member of the Committee may have received an option under any Employee Plans or any other stock option plan of the Company (other than the Company's Non-Employee Stock Option Plan) within one year before his or her appointment or such other period as may be prescribed by said Rule.

    Subject to the provisions of the Employee Plans, the Committee has full power and authority to interpret, supervise the administration and take such other action as may be necessary or desirable in order to carry out the provisions of the Employee Plans. The Committee is empowered to select the persons to whom options will be granted, grant options, fix the number of shares of Common Stock covered by each such option and establish the terms and conditions thereof, including the exercise price, restrictions on exercisability of the options or on the disposition of the shares of Common Stock issued upon exercise of the options, and whether such option is to be treated as an ISO or NQSO and fix and interpret the provisions of option agreements.

TERMS AND CONDITIONS OF OPTIONS

    Each option granted  under the Employee  Plans is subject  to the terms  and
conditions   set  forth  in,  and  such  additional  terms  and  conditions  not inconsistent with, the Employee Plans (and, in the case of an ISO, not inconsistent with the provisions of the Code applicable thereto) as the Committee deems appropriate.

    The number of shares of Common Stock covered by an option is determined by the Committee at the time of grant of the option. However, the maximum number of shares of Common Stock subject to options which may be granted to any optionee under an Employee Plan in any fiscal year of the Company may not exceed 100,000.

    The exercise price of an option granted under the Employee Plans cannot be less than the fair market value of the shares on the date of grant in the case of ISOs (110% of such fair market value in the case of ISOs granted to optionees who possess more than 10% of the combined voting power of all classes of stock of the Company) and the par value of the shares in the case of NQSOs. The purchase price of Common Stock acquired pursuant to the exercise of an option granted under the Employee Plans may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock having a fair market value on the date of exercise of the option equal to the option exercise price.

    The period during which an option may be exercised is fixed by the Committee but may not exceed 10 years from the date the option is granted (five years in the case of an ISO granted to optionees who possess more than 10% of the combined voting power of all classes of stock in the Company).

    No option will become exercisable unless the person to whom the option is granted remains in the continuous employ or service of the Company or a subsidiary for at least one year (or for such other period as the Committee may designate) from the date the option is granted. Vesting or other restrictions on the exercisability of an option are determined by the Committee. However, in the case of an ISO, at the time the option is granted, the aggregate fair market value (determined at the time of grant) of shares of Common Stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year may not exceed $100,000.

    If an optionee ceases to be employed by or to perform services for the Company and any subsidiary for any reason other than death or disability (the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration), then, unless extended by the Committee acting in its sole discretion, the option will terminate on the date three months after the date of such termination of employment or service or, if earlier, the date specified in the option agreement.

    If an optionee's employment or service is terminated by reason of death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then, unless extended by the

Committee acting in its sole discretion, the option will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement.

    No option granted under the Employee Plans may be assigned or transferred except by will or by the applicable laws of descent and distribution, and each such option may be exercised during the optionee's lifetime only by the optionee.

POTENTIAL ADJUSTMENTS AND VESTING ACCELERATION

    The aggregate number and class of shares for which options may be granted under each Employee Plan, and the number, class of shares covered by, and exercise price of, each outstanding option, will all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

    If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted under the Employee Plans will be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options will not be converted into options to purchase shares of Exchange Stock but instead will terminate, subject to the acceleration provision described below and the optionees' prior exercise rights thereunder. The amount and price of converted options will be determined by adjusting the amount and price of the options in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The converted options will be fully vested whether or not the vesting requirements set forth in the optionee's option agreement have been satisfied.

    In the event of a "change of control" of the Company, all outstanding options under each Employee Plan become fully exercisable, whether or not any of the vesting conditions has been satisfied and each optionee will have the right to exercise his or her options prior to such change of control and for as long thereafter as the option shall remain in effect. A "change in control of the Company" is deemed to occur, in general: (i) when any person is or becomes the "beneficial owner" of 30% or more of the Common Stock other than pursuant to an arrangement with the Company; (ii) a change in a majority of the Board during a consecutive two-year period unless approved by two-thirds of the directors in office at the beginning of the period; (iii) in the event of certain mergers or consolidations; (iv) in the event of stockholder approval of a plan of liquidation or (v) the sale of substantially all of the Company's assets.

DURATION OF THE EMPLOYEE PLANS

    The 1995 Plan, Senior Executive Plan and 1993 Plan will terminate on April 1, 2005, July 1, 1993 and July 1, 1993, respectively, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Employee Plans will not be affected solely by reason of such termination and will continue in accordance with the terms of the option (as then in effect or thereafter amended).

FEDERAL INCOME TAX TREATMENT

    The following is a general summary of the federal income tax consequences under current tax law of NQSOs and ISOs. It does not purport to cover all of the special rules, including special rules relating to optionees subject to Section 16(b) of the Exchange Act (executive officers, directors and beneficial owners of 10% or more of the Company's Common Stock) who do not hold the shares acquired upon the exercise of an option for at least six months after the date of grant of the option and special rules relating to the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

    An optionee will not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO.

    Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term (if such shares are held for more than one year from the date of option exercise) or, otherwise, short-term capital gain or loss in an amount equal to the difference between the sales price of the shares sold and, in general, the fair market value of the shares on the date of exercise of the option.

    Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.

    Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. Proposed legislation would treat long-term capital gain even more favorably.

    In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares on the date of exercise of the option over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

OPTIONS GRANTED DURING LAST FISCAL YEAR TO EMPLOYEES AND CONSULTANTS

    The grant of options is within the discretion of the Committee. Accordingly, except as noted below, the Company is unable to determine future options, if any, that may be granted to the persons or groups to which the following table pertains. The following table sets forth the number of shares underlying options that were granted (and which are not subject to approval by stockholders of the proposed amendment to the 1995 Plan) during the year ended December 31, 1995 and to date in 1996 to (i) David H. Fater, the only Named Officer to whom options were granted during that period, (ii) all current executive officers as a group (including the Named Officers), (iii) all other employees and (iv) all consultants. Non-employee directors of the Company are not entitled to participate in the Employee Plans.

                                                                         NUMBER OF SHARES
CATEGORY OF OPTIONEE                                                UNDERLYING OPTIONS GRANTED
- - ------------------------------------------------------------------  --------------------------
David H. Fater....................................................              45,316
Executive officers as a group (2 persons, including the Named
 Officers)........................................................             105,316
Other employees as a group (67 persons)...........................             119,543
Consultants as a group (8 persons)................................              88,645

    The exercise price of all options granted was at least 100% of the market value of the underlying shares on the date of grant. Pursuant to the terms of the Employment Agreement entered into in connection with his joining the Company, on May 7, 1996, the Company granted Gary W. Singleton, the Company's new Chief Executive Officer, an option to purchase 100,000 shares of Common Stock at an exercise price of $9.50 per share. On that date, the Company also granted a consultant an option to purchase 10,000 shares of Common Stock at an exercise price of $10.50 per share. Both options are subject to approval of the proposed amendment to the 1995 Plan. The foregoing does not include any dollar value that may arise from a future increase in the market value of the Company's Common Stock. On May 7, 1996, the closing price of the Common Stock on The Nasdaq Stock Market's National Market was $10.50 per share.

                                   PROPOSAL 3
                      PROPOSED AMENDMENTS TO THE COMPANY'S
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    On May 7, 1996, the Board of Directors unanimously adopted and recommended to stockholders for approval amendments to the Company's Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") which provide: (i) for an increase the number of shares that the Company may issue pursuant to the Non-Employee Director Plan from 51,500 to 100,000 shares of Common Stock, (ii) that the number of shares of Common Stock subject to initial and annual automatic grants of options provided for in the Non-Employee Director Plan be changed from the number of shares obtained by dividing $30,000 by the fair market value of a share of Common Stock on the date the option is granted to fixed numbers of 10,000 shares, in the case of initial grants, and 5,000 shares, in the case of annual grants and (iii) that, since each initial option grant to present non-employee directors covered only 2,967 shares of Common Stock, each present non-employee director be granted, on the date the Board adopted the amendments, an additional initial option to purchase 7,033 shares of Common Stock. Members of the Board of Directors receive no cash compensation for services rendered as directors, but rather believe that the ability to acquire shares through stock options better aligns their interests with those of the Company's stockholders. The Board believes that the increase in the number of shares subject to the Non-Employee Director Plan and change in the formula for determining the number of shares to be subject to initial and annual grants will facilitate this goal by rewarding directors in instances where the market price of the Common Stock increases and eliminating a formula which would result in an increase in the number of shares to be subject to options in instances where the market price of the Common Stock decreases.

    The following discussion is intended, in addition to providing information concerning the proposed amendments to the Non-Employee Director Plan for consideration by stockholders, to provide information to stockholders regarding the Non-Employee Director Plan in compliance with Rule 16b-3 under the Exchange Act since the Non-Employee Director Plan was approved by stockholders of the Company prior to both the Company's initial public offering and registration of the Common Stock under Section 12 of the Exchange Act.

PURPOSE OF THE NON-EMPLOYEE DIRECTOR PLAN

    The purpose of the Non-Employee Director Plan is to make available shares of Common Stock for purchase by directors who are not common law employees of the Company ("Outside Directors") and thus to attract and retain the services of experienced and knowledgeable Outside Directors for the benefit of the Company and its stockholders, and to provide additional incentive for such Outside Directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of Common Stock.

    Presently, the Company may issue 51,500 shares of Common Stock pursuant to the Non-Employee Director Plan. Stockholders are being asked at the Meeting to increase the number of shares of Common Stock which the Company may issue under the Non-Employee Director Plan to 100,000.

Common Stock related to the unexercised portion of any terminated, expired, canceled or forfeited option will be available for future option grants under the Non-Employee Director Plan. Each option granted under the Non-Employee Director Plan is a NQSO.

ADMINISTRATION

    The Non-Employee Director Plan is to be administered by the Board of Directors of the Company. Subject to the provisions of the Non-Employee Director Plan, the Board of Directors has the authority to grant options under, fix and interpret option agreements made under, supervise the administration of, generally interpret, and take such other action as may be necessary or desirable in order to carry out the provisions of, the Non-Employee Director Plan.

GRANT OF OPTIONS

    Under the Non-Employee Director Plan, each individual who was an Outside Director on April 1, 1995 was then granted, each individual who subsequent thereto becomes an Outside Director is granted on the date of his or her initial election to the Board and each Outside Director (including directors who may have theretofore been granted options) in office immediately following the conclusion of each annual meeting of stockholders (commencing with the Meeting) at which directors are elected (whether or not elected at such meeting) is to be granted, an option to purchase a specified number of shares of Common Stock, provided, however, that an individual who becomes an Outside Director for the first time at such meeting is granted only one option to purchase the number of shares subject to initial grants to Outside Directors. At present, both initial grants and annual grants cover a number of shares of Common Stock equal to $30,000 divided by the fair market value of a share of Common Stock on the date of grant. Stockholders are being asked at the Meeting to change the number of shares subject to initial and annual grants from the numbers determined under such formula to 10,000 and 5,000 shares, respectively. Present Outside Directors were each granted initial options to purchase 2,967 shares of Common Stock at an exercise price of $10.11 per share under the existing formula. Under the proposed amendments to the Non-Employee Director Plan, in order to provide present Outside Directors with the equivalent initial option grant as will be available to future Outside Directors, each present Outside Director has been granted an additional option to purchase 7,033 shares of Common Stock at an exercise price of $10.25, the market value of the Company's Common Stock on the date the Board adopted the proposed amendments to the Non-Employee Director Plan.

TERMS AND CONDITIONS OF OPTIONS GRANTED TO OUTSIDE DIRECTORS

    The exercise price of each option granted under the Non-Employee Director Plan is 100% of the fair market value of the Common Stock subject to the option on the date of grant. The purchase price of Common Stock acquired pursuant to the exercise of an option granted under the Non-Employee Director Plan may be paid in cash, previously-acquired shares of Common Stock having a fair market value on the date of exercise of the option equal to the option exercise price or a combination of cash and such previously acquired shares.

    The term of each option granted under the Non-Employee Director Plan is ten years, subject to earlier termination as described below.

    Options granted under the Non-Employee Director Plan are exercisable in three equal semi-annual installments beginning six months following the date of grant. An Outside Director purchasing less than the number of shares available for purchase in any period may purchase the unpurchased shares during the remaining term of the option.

    If an optionee ceases to be a director of the Company for any reason, any unexercised option held by the optionee shall expire one year following the date on which the optionee ceased to be a director.

    No option granted under the Non-Employee Director Plan may be assigned or transferred except by will or by the applicable laws of descent and distribution, and each such option may be exercised during the optionee's lifetime only by the optionee.

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    Nothing in the plan confers on any Outside Director any right to continue as a director of the Company.

POTENTIAL ADJUSTMENTS AND VESTING ACCELERATION

    The Non-Employee Director Plan contains similar provisions as are contained in the Employee Plans for the adjustment of shares subject to those plans and options granted thereunder in the event of stock split ups, consolidations of shares and like capital adjustments, stock dividends and in the event of mergers, consolidations, acquisitions of property or stock, separations or reorganizations. The Non-Employee Director Plan also contains similar provisions as are contained in the Employee Plans for the acceleration of vesting of options in the event of a "change in control" of the Company. See "Proposal No.
2. Proposed Amendment to the Company's 1995 Stock Option Plan -- Potential Adjustments and Vesting Acceleration."

TERM OF THE NON-EMPLOYEE PLAN

    The Non-Employee Plan will terminate on April 1, 2005, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Non-Employee Plan will not be affected solely by reason of the termination and will continue in accordance with the terms of the option (as then in effect or thereafter amended).

FEDERAL INCOME TAX TREATMENT

    The federal income tax consequences to Outside Directors and to the Company with respect to options granted and exercised under the Non-Employee Director Plan are identical to the tax consequences pertaining to NQSOs discussed under "Proposal No. 2. Proposed Amendment to the Company's 1995 Stock Option Plan -- Federal Income Tax Treatment."

NEW PLAN BENEFITS

    Reference is made to "-- Grant of Options," above, for information covering options granted to date under the Non-Employee Director Plan and options to be granted in the future if the proposed amendments to the Non-Employee Director Plan are approved by stockholders at the Meeting. If the proposed amendment is not adopted, the number of shares of Common Stock to be subject to options to be granted initially and annually to non-employee directors will remain at $30,000 divided by the fair market value of the Common Stock on the date of grant. On May 7, 1996, the closing price of the Common Stock on The Nasdaq Stock Market's National Market was $10.50 per share.

                                   PROPOSAL 4
                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of KPMG Peat Marwick LLP has audited the financial statements of the Company as at and for the three years ended December 31, 1995. The Board of Directors has, subject to ratification by stockholders, appointed that firm to act as its independent public accountants for the year ending December 31, 1996. Accordingly, management will present to the Meeting a resolution to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the year ending December 31, 1996.

    A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting with the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions addressed by stockholders.

                                 MISCELLANEOUS

SHAREHOLDER PROPOSALS

    Any stockholder proposal intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company not later than January 10, 1997 for inclusion in the Company's proxy statement and form of proxy for that meeting.

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    The Company's By-Laws require stockholders who intend to nominate  directors or propose new business at any annual meeting to provide advance notice of such intended action, as well as certain additional information, not less than 120 nor more than 150 days prior to the anniversary date of the notice of annual meeting of stockholders given in the preceding year. Copies of the By-Law provision is available upon request made to the Secretary of the Company.

SOLICITATION OF PROXIES

    The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview.

OTHER MATTERS

    Management does not intend to bring before the Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Meeting, the persons named in the Proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.

PROXIES

    All shareholders are urged to fill in their choices with respect to the matters to be voted upon, sign and promptly return the enclosed form of Proxy.

                                          By Order of the Board of Directors,

                                          WILLIAM J. KRYSTOPOWICZ,
                                          SECRETARY

May 10, 1996

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